Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-172189 and 333-167835) of BroadSoft, Inc. of our report dated March 7, 2011 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
McLean, Virginia
March 7, 2011